                                                                 EXHIBIT 1(c)(1)

                                PRICING AGREEMENT



Goldman, Sachs & Co.,
Dean Witter Reynolds Inc.,
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated,
The Robinson-Humphrey Company, Inc.,
   As Representatives of the several
     Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                                    May 23, 1996

Dear Sirs:

   Protective Life Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 23, 1996 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

   An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

   Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, a the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Securities as to which such election shall have been exercised.

   The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                              Very truly yours,

                              PROTECTIVE LIFE CORPORATION



                              By:  /S/ JOHN D. JOHNS
                                 ---------------------
                                 Name:  John D. Johns

                                 Title: Executive Vice President

                                        and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.,
Dean Witter Reynolds Inc.,
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated,
The Robinson-Humphrey Company, Inc.,



By: /S/ GOLDMAN, SACHS & CO.
   --------------------------
     (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                       MAXIMUM NUMBER
                                                                                         OF OPTIONAL
                                                                   NUMBER OF          SECURITIES WHICH
                                                                FIRM SECURITIES            MAY BE
                         UNDERWRITER                            TO BE PURCHASED           PURCHASED
                                                                ---------------       ----------------
 Goldman, Sachs & Co.                                               325,000                48,750
 Dean Witter Reynolds Inc.   . . . . . . . . . . . . . . . .        325,000                48,750
 Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . .        325,000                48,750
 The Robinson-Humphrey Company, Inc.   . . . . . . . . . . .        325,000                48,750
 Donaldson, Lufkin & Jenrette Securities Corporation                100,000                15,000
 A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . .        100,000                15,000
 Fox-Pitt, Kelton Inc. . . . . . . . . . . . . . . . . . . .        100,000                15,000
 Edward D. Jones & Co. . . . . . . . . . . . . . . . . . . .        100,000                15,000
 Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . .        100,000                15,000
 J.P. Morgan Securities Inc. . . . . . . . . . . . . . . . .        100,000                15,000
 Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . .        100,000                15,000
                                                                  ---------               -------
      Total  . . . . . . . . . . . . . . . . . . . . . . . .      2,000,000               300,000
                                                                  ---------               -------
                                                                  ---------               -------

SCHEDULE II

NUMBER OF DESIGNATED SECURITIES:

     Number of Firm Securities:  2,000,000 shares

     Maximum Number of Optional Securities:  300,000 shares

INITIAL OFFERING PRICE TO PUBLIC:

     $37.25 per Share

PURCHASE PRICE BY UNDERWRITERS:

     $35.39 per Share

FORM OF DESIGNATED SECURITIES:

Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Immediately Available Funds

FIRST TIME OF DELIVERY:

9:30 a.m. (New York City time), May 30, 1996

CLOSING LOCATION:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York  10004

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:

          Goldman, Sachs & Co.*
          Dean Witter Reynolds Inc.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          The Robinson-Humphrey Company

     Address for Notices, etc.:

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York  10004
          Attention:  Registration Department



- -------------
* Those Representatives identified with an asterisk shall be the specified Representatives whose consent is necessary to offer, sell or contract to sell, or otherwise dispose of shares of Common Stock, etc. prior to the end of the 90-day lockup period pursuant to Sections 5(e) and 7(k) of the Underwriting Agreement.